Exhibit 10.2

LAND COURT SYSTEM	REGULAR SYSTEM

Return by Mail (XX) Pickup ( )	To:

Herrick, Feinstein LLP 2 Park Avenue New York, New York 10016 Attention: Paul Shapses, Esq.

Tax Map Key Nos.: (2) 4-2-4-27, 28 & 29	Total pages:

FEE AND LEASEHOLD MORTGAGE, SECURITY
AGREEMENT AND FIXTURE FILING

THIS FEE AND LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of this 14th day of July, 2006, by KAPALUA BAY, LLC, a Delaware limited liability company, having an address at c/o Maui Land & Pineapple Company, Inc., 120 Kane Street, Kapalua, Maui, Hawaii 96732, as mortgagor (“Borrower”) to LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at 399 Park Avenue, New York, New York  10022, as mortgagee (“Lender”).

W I T N E S S E T H:

WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the principal sum of THREE HUNDRED SEVENTY MILLION and 00/100 DOLLARS ($370,000,000.00) or so much thereof as may be advanced pursuant to that certain Construction

Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note dated the date hereof made by Borrower to Lender (such Note, together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter referred to as the “Note”);

WHEREAS, Borrower desires to secure the payment of the Debt and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as hereinafter defined); and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, that certain Assignment of Leases and Rents of even date herewith made by Borrower in favor of Lender (the “Assignment of Leases”, together with all other documents evidencing or securing the Debt or delivered in connection with the making of the Loan executed by Borrower, any Guarantor, or any Principal, collectively, the “Loan Documents”; a copy of the Loan Documents may be provided upon written request to Borrower at the address provided above).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:

Article 1 - GRANTS OF SECURITY

Section 1.1             PROPERTY MORTGAGED.  Borrower does hereby irrevocably mortgage, grant, pledge, and assign to Lender and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a)                   Land.  The real property described in Exhibits A-1 and A-2 attached hereto and made a part hereof (collectively, the “Fee Land”)

(b)           Ground Lease.  All of the leasehold estate and all of the Borrower’s right, title, interest, privileges and options created by that certain lease described on Exhibit B attached hereto (as such lease may be amended, modified, extended or supplemented from time to time, collectively, the “Ground Lease”) in the real property described in Exhibit A-2 attached hereto and made a part hereof (the “Leasehold Land”; and together with the Fee Land, the “Land”);

(c)           Condominium Project.  All right, title and interest of the Borrower, including rights as the “Developer”, in, to and under that certain Declaration of Condominium Property Regime of Kapalua Bay Condominium (the “Condominium Project”), more particularly described in Exhibit A-1 attached hereto, and all other documents relating to the Condominium Project, and all right, title and interest of the Borrower in and to all condominium apartments or units in the Condominium Project, together with the appurtenant easements, limited common elements and undivided percentage interests in the common elements, which common elements include the Fee Land (collectively, the “Units”);

(d)                   Additional Land.  All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land, the development of the Land, Condominium Project, and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(e)                   Improvements.  The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land, Condominium Project and/or the Units (collectively, the “Improvements”);

(f)                    Easements.  All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land, the Condominium Project, the Units and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land, the Condominium Project, the Units and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(g)                   Equipment.  All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements, the Condominium Project, the Units or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”).  Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases or covered by equipment leases except to the extent that Borrower shall have any right or interest therein;

(h)                   Fixtures.  All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land, the Condominium Project, the Units and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the

Improvements or the Land, the Condominium Project and the Units, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”).  Notwithstanding the foregoing, “Fixtures” shall not include any property which are covered by equipment leases or which tenants are entitled to remove pursuant to leases except to the extent that Borrower shall have any right or interest therein;

(i)                    Personal Property.  All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises (to the extent permitted under applicable law), licenses(to the extent permitted under applicable law), certificates and permits(to the extent permitted under applicable law), inventory and articles of personal property and accessions thereof and renewals and replacements thereof and substitutions therefor, if any (including, but not limited to, beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, fire prevention and extinguishing apparatus, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, whether tangible or intangible (other than Fixtures), including, without limitation, “Inventories of Merchandise” and “Inventories of Supplies” as defined in the Uniform Commercial Code, which are now or hereafter owned by Borrower and which are located within or about the Land, the Condominium Project, the Units and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(j)                    Leases and Rents.  All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land, the Condominium Project, the Units and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the “Leases”), whether before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses), all revenues and credit card receipts collected from the rental of guest rooms (whether to individuals, groups or transients), restaurants, room service, bars, honor bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, movie rentals, telephone service and proceeds, if any, from business interruption or other loss of income insurance from the Land, the Condominium Project, the Units and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(k)                   Condemnation Awards.  To the extent permitted under applicable law, all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(l)                    Insurance Proceeds.  All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(m)                  Tax Certiorari.  To the extent permitted under applicable law, all refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(n)                   Rights.  The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(o)                   Agreements.  All agreements, contracts, certificates, instruments, franchises, permits, licenses (to the extent permitted under law), plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land, the Condominium Project, the Units and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, (i) the ML&P Agreements, (ii) the ER Purchase Agreement, (iii) the Marketing Agreements, and (iv) upon the occurrence and continuation of an Event of Default, to receive and collect any sums payable to Borrower thereunder;

(p)                   Trademarks.  All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property, excluding, however, the Proprietary Marks.  The “Proprietary Marks” means all trademarks, trade names, symbols, the “lion and crown device,” logos, slogans, designs, insignia, emblems, devices, service marks, and distinctive designs of buildings and signs, architectural plans, drawings, specifications, computer files, or combinations thereof, which are used to identify (i) The Ritz-Carlton Development Company, LLC (“Ritz-Carlton”), a Delaware limited liability company, (ii) Kapalua Bay, LLC, a Delaware limited liability company (“Kapalua Bay”) or any of their affiliates.  All works in which copyright rests in the Ritz-Carlton, Kapalua Bay or any of their affiliates, or any other and all patents registered or applied for in the name of Ritz-Carlton, Kapalua Bay or any of their affiliates shall also be “Proprietary Marks.”  The term “Proprietary Marks” shall include all present and future Proprietary Marks, whether they are now or hereafter owned by Ritz-Carlton, Kapalua Bay or any of their affiliates, and whether or not they are registered under the laws of the United States or of any other country.  The names “The Ritz-Carlton Club,” “Kapalua Bay” and “Kapalua” alone and as used in conjunction with other words or names, are examples of Proprietary Marks.  Proprietary Marks shall remain the exclusive property of Ritz-Carlton, Kapalua Bay and their affiliates as applicable.  Lender has no right to use the Proprietary Marks;

(q)                   Accounts.  All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, all accounts established or maintained pursuant to the Loan Documents, together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(r)                    Proceeds.  All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and

(s)                   Other Rights.  Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (q) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land, the Condominium Project and the Units (the Land, the Condominium Project, the Units, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and conveyed hereby.

Section 1.2             ASSIGNMENT OF RENTS.  Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.  Nevertheless, subject to the terms of the Assignment of Leases and Section 7.1(h) of this Security Instrument, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents.  Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3             SECURITY AGREEMENT.  This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code.  The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property.  By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”).  If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral.  Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender.  Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default.  Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least fifteen (15) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower.  The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.  The principal place of business of Borrower (debtor) is as set forth on page one hereof and the address of Lender (secured party) is as set forth on page one hereof.

Section 1.4             FIXTURE FILING.  Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, the Condominium Project or the Units, described or referred to in this Security Instrument, and this Security Instrument, upon being filed for record in the real estate records of the State of Hawaii, shall operate also as a financing statement naming Borrower as the debtor and Lender as the secured party filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5             PLEDGES OF MONIES HELD.  Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan, including, without limitation, any sums deposited in the Accounts (as defined in the Distributable Cash Control Agreement) and Net Sale Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument or the Loan Agreement.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever to secure payment to Lender of the Obligations at the time and in the manner provided for its payment in the Note, the Loan Agreement and in this Security Instrument;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents shall cease, terminate and be void.

Article 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1             DEBT.  This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt which by its definition (as set forth in Loan Agreement) includes, but is not limited to, the obligations of Borrower to pay to Lender the principal and interest owing pursuant to the terms and conditions of the Note.

Section 2.2             OTHER OBLIGATIONS.  This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a)                   the performance of all other obligations of Borrower contained herein;

(b)                   the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and

(c)                   the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3             DEBT AND OTHER OBLIGATIONS.  Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations may sometimes be referred to collectively herein as the “Obligations.”

Section 2.4             FUTURE ADVANCES.  This Security Instrument secures moneys to be advanced from time to time on or subsequent to the date of this Security Instrument.  Portions of said future advances are to be advanced for the purpose of paying, in whole or in part, for the construction of improvements on the Land described in Exhibits A-1 and A-2 attached hereto.  The maximum aggregate principal amount of the future advances, including advances for said construction, is THREE HUNDRED SEVENTY MILLION and 00/100 DOLLARS ($370,000,000.00).

Article 3 - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1             PAYMENT OF DEBT.  Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2             INCORPORATION BY REFERENCE.  All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3             INSURANCE.  Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.4             MAINTENANCE OF PROPERTY.  Borrower shall cause the Property to be maintained in a good and safe condition and repair.  Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty, or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land, all to the extent required by the Loan Agreement.  Notwithstanding the provisions of this Section 3.4, Lender hereby consents to the demolition of the existing hotel located on the Fee Land on the date hereof and the sale or other disposition of the Personal Property located therein on the date hereof.

Section 3.5             WASTE.  Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property, except as provided for in the Loan Documents, which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument.  Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6             PAYMENT FOR LABOR AND MATERIALS.  (a) Subject to clause (b) below, Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and not permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event not permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances and except for Liens expressly permitted by the Loan Agreement.

(b)                   After prior written notice to Lender, Borrower, at its own expense, may withhold payment of labor and material costs and contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid all of the Labor and Material Costs under protest, (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7             PERFORMANCE OF OTHER AGREEMENTS.  Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any amendments, modifications or changes thereto.

Article 4 - OBLIGATIONS AND RELIANCES

Section 4.1             RELATIONSHIP OF BORROWER AND LENDER.  The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.2             NO RELIANCE ON LENDER.  The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property.  Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 4.3             NO LENDER OBLIGATIONS.  (a) Notwithstanding the provisions of Subsections 1.1(j) and (p) or Section 1.2, prior to foreclosure, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)                   By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4             RELIANCE.  Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 3.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 3.1 of the Loan Agreement.

Article 5 - FURTHER ASSURANCES

Section 5.1             RECORDING OF SECURITY INSTRUMENT, ETC.  Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time upon the reasonable request of Lender, will permit this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each reasonable instrument of further assurance to be filed, registered or recorded by Lender in such manner and in such places as may be reasonably required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property.  Borrower will pay all taxes, filing, registration or recording fees, and all reasonable expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any reasonable instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2             FURTHER ACTS, ETC.  Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such reasonable further acts, deeds, conveyances, deeds of trust, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements.  Borrower, on demand, will permit Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements (including, without limitation, initial financing statements and amendments thereto and continuation statements) with or without the signature of Borrower as authorized by applicable law, to evidence more effectively the security interest of Lender in the Property.  Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument.  Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting upon an Event of Default and during the continuance thereof any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 5.2.  To the extent not prohibited by applicable law, Borrower hereby ratifies all acts Lender has lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of such power of attorney.

Section 5.3             CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS.

(a)                   If any law is enacted or adopted or amended after the date of this Security Instrument which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property (other than income taxes), Borrower will pay the tax, with interest and penalties thereon, if any.  If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than two hundred seventy (270) days to declare the Debt immediately due and payable.

(b)                   If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 5.4             SPLITTING OF MORTGAGE.  Subject to the terms and conditions in the Loan Agreement, this Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election and expense of Lender (Borrower’s attorney’s fees and expenses being hereby limited to [$2,500.00] [reasonable, actual out-of-pocket expenses incurred by Borrower] in connection with such election by Lender), be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein.  To that end, Borrower, upon written request of Lender, subject to the terms and conditions in the Loan Agreement shall execute, acknowledge and deliver to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing, in the aggregate, the same terms, provisions and clauses to those contained herein and in the Note, and such other documents and instruments as may be reasonably requested by Lender.

Section 5.5             REPLACEMENT DOCUMENTS.  Upon receipt of an affidavit of an officer of Lender and an indemnity from Lender reasonably acceptable to Borrower as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof.

Article 6 - DUE ON SALE/ENCUMBRANCE

Section 6.1             LENDER RELIANCE.  Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 6.2             NO TRANSFER.  Borrower shall not permit or suffer any Transfer to occur, unless specifically permitted by Section 18.1 of the Loan Agreement or unless Lender shall consent thereto in writing.

Section 6.3             TRANSFER DEFINED.  As used in this Article 6, “Transfer” shall mean any sale, transfer, lease, conveyance, alienation, pledge, assignment, mortgage, encumbrance, hypothecation or other disposition of (i) all or any portion of the Property, (ii) all or any portion of Borrower’s right, title and interest (legal or equitable) in and to the Property or (iii) any Transfer, as such term is defined in the Loan Agreement.  Notwithstanding the foregoing, the sale of any Units or Facilities in accordance with the terms of Article XV of the Loan Agreement shall not constitute Transfers hereunder.

Section 6.4             LENDER’S RIGHTS.  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent in violation of the terms and provisions of the Loan Agreement.  This provision shall apply to every

Transfer, other than any Transfer permitted pursuant to the Loan Agreement, regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

Article 7 - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1             REMEDIES.  Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)                   declare the entire unpaid Debt to be immediately due and payable;

(b)                   institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)                   with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)                   sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof, all as may be required or permitted by law; and, without limiting the foregoing:

(i)            In connection with any sale or sales hereunder, Lender shall be entitled to elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Real Property covered hereby or any Improvements without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of Real Property.  Where the Property consists of Real Property, Personal Property, Equipment or Fixtures, whether or not such Personal Property or Equipment is located on or within the Real Property, Lender shall be entitled to elect to exercise its rights and remedies against any or all of the Real Property, Personal Property, Equipment and Fixtures in such order and manner as is now or hereafter permitted by applicable law;

(ii)           Lender shall be entitled to elect to proceed against any or all of the Real Property, Personal Property, Equipment and Fixtures in any manner permitted under applicable law; and if Lender so elects pursuant to applicable law, the power of sale herein granted shall be exercisable with respect to all or any of the Real Property, Personal Property, Equipment and Fixtures covered hereby, as designated by Lender and Lender is hereby authorized and empowered to conduct any such sale of any Real Property, Personal Property, Equipment and Fixtures in accordance with the procedures applicable to Real Property;

(iii)          Should Lender elect to sell any portion of the Property which is Real Property or which is Personal Property, Equipment or Fixtures that the Lender has elected under applicable law to sell together with Real Property in accordance with the laws governing a sale of Real Property, Lender shall give such notice of Event of Default, if any, and election to sell as may then be required by law.  Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Borrower, Lender at the time and place specified in the notice of sale, shall sell such Real Property or part thereof at public auction to the highest bidder for cash in lawful money of the United States.  Lender may from time to time postpone any sale hereunder by public announcement thereof at the time and place noticed therefor;

(iv)          If the Property consists of several lots, parcels or items of property, Lender shall, subject to applicable law, (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Lender designates.  Any Person, including Borrower or Lender, may purchase at any sale hereunder.  Should Lender desire that more than one sale or other disposition of the Property be conducted, Lender shall, subject to applicable law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Lender may designate, and no such sale shall terminate or otherwise affect the lien of this Security Instrument on any part of the Property not sold until all the Debt has been paid in full.  In the event Lender elects to dispose of the Property through more than one sale, except as otherwise provided by applicable law, Borrower agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein such sale may be made;

(e)                   institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f)                    recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g)                   apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor, indemnitor with respect to the Loan or of any Person, liable for the payment of the Debt;

(h)                   the license granted to Borrower under Section 1.2 hereof shall be revoked and Lender may upon written notice enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i)                    exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing:  (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Borrower at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Lender at a convenient place acceptable to Lender.  Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment and/or the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(j)                    apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its uncontrolled discretion:

(i)            Interest on the unpaid principal balance of the Note;

(ii)           Amortization of the unpaid principal balance of the Note;

(iii)          Taxes and Other Charges;

(iv)          Insurance Premiums;

(v)           All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

(k)                   pursue such other remedies as Lender may have under applicable law; or

(l)                    apply the undisbursed balance of any Net Sale Proceeds to the Deficiency Deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2             APPLICATION OF PROCEEDS.  The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, shall be applied by Lender to the payment of the Debt in such order of priority and proportions as Lender in its discretion shall deem proper, to the extent consistent with law and the other Loan Documents.

Section 7.3             RIGHT TO CURE DEFAULTS.  Upon the occurrence and during the continuance of any Event of Default, Lender may remedy such Event of Default in such manner and to such extent as Lender may deem necessary to protect the security hereof, but without any obligation to do so and without notice to or demand on Borrower, and without releasing Borrower from any obligation hereunder.  Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand.  All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender.  All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 7.4             ACTIONS AND PROCEEDINGS.  Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.5             RECOVERY OF SUMS REQUIRED TO BE PAID.  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 7.6             EXAMINATION OF BOOKS AND RECORDS.  At reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower which reflect upon its financial condition, at the Property or at any office regularly maintained by Borrower where the books and records are located.  Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers.  In addition, at reasonable times and upon reasonable prior notice, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower where the books and records are located.  This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7             OTHER RIGHTS, ETC.

(a)                   The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument.  Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)                   It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.  Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c)                   Upon an Event of Default and during the continuance thereof, Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect.  Upon an Event of Default and during the continuance thereof, Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument.  The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8             RIGHT TO RELEASE ANY PORTION OF THE PROPERTY.  Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder.  The provisions of Sections 15.4 (Release of Units) and 15.5 (Release of Facilities) of the Loan Agreement are hereby incorporated in this Security Agreement.  This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9             RECOURSE AND CHOICE OF REMEDIES.  Notwithstanding any other provision of this Security Instrument or the Loan Agreement, including, without limitation, Section 21.1 of the Loan Agreement, Lender and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Borrower, any guarantor and indemnitor contained in the Loan Agreement without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure, exercise of a power of sale or acceptance of a deed in lieu of foreclosure or otherwise.  Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing or exercising a power of sale pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence.

Section 7.10           RIGHT OF ENTRY.  Upon reasonable prior notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.  Upon such entry, Lender and its agents shall not unreasonably interfere with the operation, construction and safety  of the Property.

Article 8 - [INTENTIONALLY OMITTED]

Article 9 - INDEMNIFICATION

Section 9.1             GENERAL INDEMNIFICATION.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, reasonable costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following:  (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Loan Agreement or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or (m) any material misrepresentation made by Borrower in this Security Instrument or any other Loan Document; provided, however, Borrower shall not indemnify any Indemnified Party from any loss or expense arising from such Indemnified Party’s willful misconduct, illegal acts, fraud or gross negligence.  Any amounts payable to Lender by reason of the application of this Section 9.1 shall become due and payable upon ten (10) Business Days written notice and shall bear interest at the Default Rate from the date of such notice from Lender until paid.  For purposes of this Article 9, the term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

Section 9.2             MORTGAGE AND/OR INTANGIBLE TAX.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 9.3             ERISA INDEMNIFICATION.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required in connection with the Loan, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 18.2 of the Loan Agreement.

Section 9.4             DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES.  If any of the Indemnified Parties claims indemnification hereunder, such Indemnified Party shall promptly notify Borrower of the nature and basis of the claim or legal or administrative proceeding giving rise to such claim or indemnification (each, an “Indemnified Claim”).  After notice by the Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Party and shall have the right to negotiate and enter into and/or consent to any settlement, subject to the prior approval of the Indemnified Party (which approval shall not be unreasonably withheld), provided that (x) such approval shall not be required in connection with any settlement which includes any unconditional release of the Indemnified Party and all related actions for all liability for which the Indemnified Party is seeking indemnification and (y) there is no admission of wrongdoing on the part of the Indemnified Party.  If Borrower has assumed the defense of any action brought against the Indemnified Parties, then the Indemnified Parties shall not settle such action without the consent of Borrower.  Notwithstanding the foregoing, the Indemnified Parties may engage their own attorneys and other professionals to defend or assist them in the event the defense as conducted by Borrower is not proceeding or being conducted in a satisfactory manner or that a conflict of interest exists between any of the parties represented by Borrower’s counsel in such action or proceeding; provided, however, (x) that so long as no Event of Default exists, the Indemnified Parties shall provide Borrower with fifteen (15) days prior written notice of any determination pursuant to this Section 9.4 (unless the Indemnified Parties determine, in their sole discretion, that their interest may be adversely affected prior to the expiration of such notice period, in which case, the Indemnified Parties may take immediate action and send written notice to Borrower thereafter); and (y) shall not enter into any settlement of such a proceeding without the consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed.  Borrower shall not be liable for the expenses of more than one such separate counsel unless an Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Party.  Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Article 10 - WAIVERS

Section 10.1           WAIVER OF COUNTERCLAIM.  To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 10.2           MARSHALLING AND OTHER MATTERS.  To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 10.3           WAIVER OF NOTICE.  To the extent permitted by applicable law and except as provided in the Loan Agreement, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or the Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument or the Loan Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.4           WAIVER OF STATUTE OF LIMITATIONS.  To the extent permitted by applicable law, Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 10.5           SURVIVAL.  The indemnifications made pursuant to Section 9.3 herein shall in no way be impaired by: (i) any satisfaction, release or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), (ii) any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed or assignment of lease in lieu of foreclosure, (iii) any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, (iv) any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed or assignment of lease in lieu of foreclosure or at any other time), (v) any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, and (vi) any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

Article 11 - EXCULPATION

The provisions of Section 22.14 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

Article 12 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Article XXIII of the Loan Agreement.

Article 13 - APPLICABLE LAW

Section 13.1           GOVERNING LAW.  (A)  THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES (I) THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY (OTHER THAN THAT DESCRIBED IN SUBPARAGRAPH II BELOW) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY AND FIXTURES ARE LOCATED AND (II) WITH RESPECT TO THE PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS), THE LAW OF THE JURISDICTION APPLICABLE IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF HAWAII SHALL GOVERN.

(B)          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL

OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER AND LENDER EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND LENDER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 13.2           USURY LAWS.  Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 13.3           PROVISIONS SUBJECT TO APPLICABLE LAW.  All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.  If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

Article 14 - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Article 15 - MISCELLANEOUS PROVISIONS

Section 15.1           NO ORAL CHANGE.  This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2           SUCCESSORS AND ASSIGNS.  This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 15.3           INAPPLICABLE PROVISIONS.  If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 15.4           HEADINGS, ETC.  The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5           NUMBER AND GENDER.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6           ENTIRE AGREEMENT.  The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto.  Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 15.7           LIMITATION ON LENDER’S RESPONSIBILITY.  No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.  Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Section 15.8           JOINT AND SEVERAL.  If more than one Person has executed this Security Instrument as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Article 16 - ADDITIONAL LEASEHOLD MORTGAGE PROVISIONS

Section 16.1           In addition to the representations set forth herein, Borrower hereby represents that: no term, covenant or provision of the Ground Lease prohibits or imposes a limitation upon the grant and demise of the Mortgage, nor precludes, limits, conflicts with or interferes with the powers, rights and remedies granted to Lender hereunder or thereunder.

Section 16.2           In addition to the covenants set forth herein, Borrower hereby covenants:

(i)            to promptly pay, without any allowance for grace periods, all rent, additional rent and other sums or charges required to be paid by the lessee under the Ground Lease;

(ii)           to promptly and faithfully observe, perform and comply with all the terms, covenants and provisions of the Ground Lease on its part to be observed, performed and complied with, at the times set forth therein, without allowance for grace periods, if any;

(iii)          to not do, permit, suffer or refrain from doing anything as a result of which there could be a default under or breach of any of the terms of the Ground Lease; and

(iv)          not to cancel or terminate the Ground Lease.

Section 16.3           The lien of the Mortgage shall extend to cover all of Borrower’s respective rights and remedies under or pursuant to 11 U.S.C. § 365(h) including, without limitation, all of Borrower’s rights to remain in possession of the leasehold interest granted under the Ground Lease.

Section 16.4           Borrower shall not, without Lender’s prior written consent, elect to treat the leasehold encumbered by the Mortgage as terminated under 11 U.S.C. § 365(h)(1).  Any such election made without Lender’s prior written consent shall be null and void and, at Lender’s election, shall constitute a substantial and material default hereunder.

Section 16.5           Borrower hereby unconditionally assigns, transfers and sets over to Lender all of Borrower’s respective right, title and interest in and to any claim for the payment of damages arising from any rejection of the Ground Lease under the Bankruptcy Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”).  Lender shall have the right to proceed in its own name or in the name of Borrower (for which purpose Borrower hereby appoints Lender as its attorney-in-fact, which appointment shall be coupled with an interest and irrevocable) in respect of any claim, suit, action or proceeding relating to the rejection of such leasehold including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents in any case concerning the lessor of such leasehold under the Bankruptcy Code.  This assignment constitutes a present, irrevocable and unconditional assignment and shall continue in effect until all of the indebtedness and obligations secured hereby shall have been satisfied and discharged in full.  Any amounts received by Lender as damages arising out of the rejection of such leasehold shall be applied first to all costs and expenses of Lender (including, without limitation, actual out-of-pocket attorneys’ fees (including on appeal)) incurred in connection with the exercise of any of its rights or remedies under this subsection, and then in accordance with Section 2(c) hereof.

Section 16.6           If pursuant to 11 U.S.C. § 365(h)(1) Borrower seeks to offset against rent reserved under the Ground Lease, the amount of any damages caused by the non-performance by the lessor of the Ground Lease of any of such lessor’s obligations under the Ground Lease after the rejection by such lessor of such leasehold under the Bankruptcy Code, Borrower shall, prior to effecting such offset, notify Lender of its intent so to do, setting forth the amounts proposed to be so offset and the basis therefor.  Lender shall have the right to object to all or any part of such offset, and in the event of such objection Borrower shall not effect any offset of the amounts so objected to by Lender.  Neither Lender’s failure to object as aforesaid nor any objection or other communication between Lender and Borrower relating to such offset shall constitute an approval of any such offset by Lender.  Borrower shall indemnify and save Lender harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, actual out-of-pocket attorneys’ fees (including on appeal)) arising from or relating to any offset by Borrower against the rent reserved in the Ground Lease.

Section 16.7           If any action, proceeding, motion or notice shall be commenced or filed in respect of Borrower or the Mortgaged Property in connection with any case under the Bankruptcy Code (other than those actions or proceedings under the Bankruptcy Code commenced or filed with respect to the fee estate of the Premises so long as Borrower’s leasehold interest in the Mortgaged Premises is not negatively impacted by such actions or proceedings), Lender shall have the option, to the exclusion of Borrower, exercisable upon notice from Lender to Borrower, to conduct and control any such litigation with counsel of Lender’s choice.  Lender may proceed in its own name or in the name of Borrower in connection with any such litigation (for which purpose Borrower hereby appoints Lender as its attorney-in-fact, which appointment shall be coupled with an interest and irrevocable), and Borrower agrees to execute any and all powers, authorizations, consents and other documents required by Lender in connection therewith.  Borrower shall, upon demand, pay to Lender all costs and expenses (including actual out-of-pocket attorneys’ fees) paid or incurred by Lender in connection with the prosecution or conduct of any such proceedings.  Any such costs or expenses not paid by Borrower as aforesaid shall be secured by the lien of the Mortgage and shall be added to the principal amount of the indebtedness secured hereby.  Without the prior written consent of Lender, Borrower shall not in any such case under the Bankruptcy Code commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the leasehold encumbered by the Mortgage.

Section 16.8           Borrower shall promptly after obtaining knowledge thereof notify Lender of any filing by or against the lessor of the leasehold encumbered by the Mortgage of a petition under the Bankruptcy Code.  Borrower shall thereafter forthwith deliver to Lender copies of any notices, summonses, pleadings or other papers in connection with any such petition and any proceedings relating thereto.

Section 16.9           If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower shall determine to reject its leasehold interest pursuant to

Section 365(a) of the Bankruptcy Code, Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject such leasehold.  Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that: (i) Lender demands that Borrower assume and assign such leasehold and the Ground Lease to Lender pursuant to Section 365 of the Bankruptcy Code; and (ii) Lender covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Ground Lease.  If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the leasehold and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

Section 16.10         IF AT ANY TIME THAT ANY PORTION OF THE LOAN IS OUTSTANDING AND IS SECURED BY THE MORTGAGE, BORROWER ACQUIRES FEE TITLE TO ALL OR ANY PORTION OF THE LEASEHOLD ENCUMBERED BY THIS MORTGAGE OR IF BORROWER ACQUIRES ALL OR ANY PORTION OF ANY OF THE LESSOR’S INTERESTS UNDER THE GROUND LEASE: (A) NO PORTION OF THE LEASEHOLD SHALL BE MERGED INTO THE FEE INTERESTS OR THE INTERESTS IN THE GROUND LEASE SO ACQUIRED BY BORROWER, AND THE GROUND LEASE AND THE LEASEHOLD SHALL BE PRESERVED AND SHALL MAINTAIN THEIR CHARACTER AND IDENTITY AS SEPARATE, DISTINCT AND DISCRETE FROM THE FEE INTERESTS RELATIVE TO THE PROPERTY; (B) TO THE EXTENT NECESSARY TO CREATE A FIRST PRIORITY SECURITY INTEREST IN THE FEE PROPERTY, THE LIEN OF THIS MORTGAGE SHALL BE EXTENDED, SPREAD AND ATTACH TO AND ENCUMBER SUCH FEE INTEREST, ON THE TERMS AND CONDITIONS HEREIN SET FORTH WITH RESPECT TO OTHER, SIMILAR INTERESTS ENCUMBERED HEREBY, WITH THE SAME RIGHTS AND OBLIGATIONS ATTENDANT THERETO AND (C) BORROWER SHALL HAVE EXECUTED AND DELIVERED TO LENDER SUCH DOCUMENTATION AS REQUESTED BY LENDER TO CONFIRM THE LIEN OF THIS SECURITY INSTRUMENT ON SUCH FEE INTEREST.

Article 17 - STATE-SPECIFIC PROVISIONS

Section 17.1           PRINCIPALS OF CONSTRUCTION.  In the event of any inconsistencies between the terms and conditions of this Article 17 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 17 shall control and be binding.

Section 17.2           FIXTURE FILING PROVISION.  Upon recording this Security Instrument in the real property records, this Security Instrument shall be effective as a financing statement filed as a fixture filing.  In addition, a carbon, photographic or other reproduction of this Security Instrument and/or any financing statement relating thereto shall be sufficient for filing and/or recording as a financing statement.  The filing of any other financing statement relating to any personal property rights or interests described herein shall not be construed to diminish any right or priority hereunder.

Section 17.3           INTEREST RATE.  Borrower agrees to pay an effective rate of interest equal to (i) the Applicable Interest Rate, and (ii) the additional rate, if any, resulting from any charge or fee in the nature of interest paid or to be paid by Borrower in connection with the Note, this Security Instrument or any Loan Document or other document executed and delivered by Borrower to Lender in connection with the indebtedness evidenced by the Note.  The total liability of Borrower for the payment of interest under the Note and this Security Instrument shall not exceed the applicable limit imposed by the usury laws of the State of New York.  If Lender receives interest in an amount which exceeds such limit, such excess amount shall be applied instead to the reduction of the unpaid principal balance and not to the payment of principal and lawful interest, the surplus shall be remitted to Borrower by Lender, and Borrower hereby agrees to accept such remittance.

Section 17.4           Lender’s Remedies.  Lender shall have all of the remedies provided under Chapter 667 and Article 9 of Chapter 490, Hawaii Revised Statutes, as amended.

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IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the day and year first above written.

BORROWER:

KAPALUA BAY, LLC,
a Delaware limited liability company

By:	Kapalua Bay Holdings, LLC,
a Delaware limited liability company,
Its Managing Member

By:	MLP KB Partner LLC,
a Hawaii limited liability company,
Its Managing Member

	By:	Maui Land & Pineapple Company,
Inc., a Hawaii corporation,
Managing Member

By:		/S/ ROBERT WEBBER
Name:		R. WEBBER
Title:		CFO

By:		/S/ RYAN CHURCHILL
Name:		RYAN CHURCHILL
Title:		VICE PRESIDENT/COMMUNITY
DEVELOPMENT